Exhibit 99.2

Apple Hospitality REIT, Inc. and Apple REIT Ten, Inc. Enter Into Definitive Merger Agreement

Combined Portfolio Will Include 234 Hotels in 33 States

Combined Enterprise Value of Approximately $5.7 Billion

Transaction Maintains Apple Hospitality’s Consistent Low Leverage Strategy

Transaction Expected to be Accretive in First Year, After Closing

Conference Call with Investment Community at 8:30 a.m. Eastern Time, Today, April 14, 2016

RICHMOND, VA, April 14, 2016 – Apple Hospitality REIT, Inc. (NYSE: APLE, “Apple Hospitality”) and Apple REIT Ten, Inc. (“Apple Ten”), collectively the “Pro Forma Combined Company,” announced today that the boards of directors of both companies have approved a definitive merger agreement under which the companies will create one of the largest select service lodging REITs in the industry. The transaction joins two highly complementary select service hotel portfolios with a combined asset base consisting of 234 hotels with 30,017 guestrooms geographically diversified across 94 MSAs throughout 33 states. The Pro Forma Combined Company will have an enterprise value of approximately $5.7 billion and a total equity market capitalization of approximately $4.4 billion, based on the 20 Day VWAP (volume weighted average price) of Apple Hospitality’s common shares ending April 12, 2016.

Transaction Summary

The implied transaction value is $1.3 billion and is comprised of approximately $94 million in cash, approximately 49.1 million Apple Hospitality common shares issued to Apple Ten shareholders and the extinguishment or assumption of approximately $239 million in debt (as of March 31, 2016). Under the terms of the merger agreement, Apple Ten’s shareholders would receive $1.00 in cash per each Apple Ten “Unit” (a Unit consists of one common share and one series A preferred share) and each Unit of Apple Ten would be converted into a fixed exchange ratio of 0.522 Apple Hospitality common shares. Additionally, each Apple Ten Series B convertible preferred share would receive the same consideration on an as converted basis. Based on Apple Hospitality’s 20 Day VWAP ending April 12, 2016 of $19.49 per share, the total per Unit consideration equates to an implied offer price of $11.17 per Apple Ten Unit, including the $1.00 cash per Unit consideration.

The merger agreement also provides Apple Ten with a go-shop period, during which Apple Ten will actively solicit alternative proposals from third parties for the next 45 days concluding at 11:59 pm on May 28, 2016. The merger agreement provides for Apple Ten to pay a termination fee of $5 million (plus expenses not to exceed $3 million) to Apple Hospitality if Apple Ten terminates the merger agreement in connection with a superior proposal that arises during the go-shop period, and a termination fee of $25 million if Apple Ten terminates the merger agreement in connection with a superior proposal that arises following the go-shop period.  There can be no assurance that this process will result in a superior proposal.  Apple Ten does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors has made a decision with respect to any potential superior proposal. At closing, Apple Hospitality shareholders are expected to own approximately 78% of the Pro Forma Combined Company and Apple Ten shareholders are expected to own approximately 22%.

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Justin Knight, Apple Hospitality’s President and Chief Executive Officer, said, “We are pleased to have the opportunity to acquire this highly complementary portfolio of leading Hilton and Marriott branded select service hotels, while preserving our conservative capital structure. The merger further strengthens our presence in key markets and expands our geographic footprint to include locations in 94 MSAs throughout 33 states.  This acquisition highlights our team’s disciplined approach to growth and focus on shareholder value and we look forward to welcoming Apple Ten shareholders to Apple Hospitality.”

The Special Committee of Apple Ten’s Board of Directors, formed to evaluate the proposed transaction, and consisting of independent members of the Board of Directors, said, “We are excited to provide our shareholders with the opportunity to participate in a leading publicly traded select service hotel REIT. The Pro Forma Combined Company offers a liquidity option for our shareholders as well as the potential for meaningful value creation through an operating strategy and balance sheet philosophy that is consistent with those utilized in the development of the Apple Ten platform.”

Strategic and Financial Benefits

The merger is expected to result in a number of strategic and financial benefits for Apple Hospitality and Apple Ten shareholders:

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Strategic Fit. The merger further enhances Apple Hospitality’s ability to grow while maintaining a geographically diversified, strategically consistent, select service portfolio located in 94 MSAs on a combined basis. Apple Hospitality’s portfolio, comprised of 179 hotels with 22,961 guestrooms, achieved 2015 Comparable Hotels RevPAR of $100.59. Apple Ten’s portfolio, comprised of 55 hotels with 7,056 guestrooms, achieved 2015 Comparable Hotels RevPAR of $97.10. Apple Ten’s portfolio is comprised of only Hilton® and Marriott® brands, a cornerstone of Apple Hospitality’s concentrated brand ownership strategy.

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Increased Size and Scale. Scale has always been a strength of Apple Hospitality providing benefits from purchasing power to depth of experience and information. The transaction increases the size and scale of Apple Hospitality’s operations and continues to position Apple Hospitality with potential cost of capital and operational advantages.

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Conservative Capital Structure. Apple Ten’s low leverage complements Apple Hospitality’s long-term strategy of maintaining a conservative capital structure. The Pro Forma Combined Company’s anticipated leverage (Net Debt / 2016 estimated Adjusted EBITDA) is expected to be approximately 3.0x at closing, which remains among the lowest in the REIT industry. In addition, the Pro Forma Combined Company will have an agile balance sheet and well staggered debt maturity profile, which will facilitate Apple Hospitality’s pursuit of future opportunities.

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Liquidity for Apple Ten Shareholders. The transaction will provide Apple Ten shareholders with the option to participate in the potential future growth of the Pro Forma Combined Company, a larger more diverse hospitality REIT with a consistent strategy, or the option of liquidity.

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Key Portfolio. Apple Hospitality has always considered reinvestment in its portfolio a core principal. Apple Hospitality’s portfolio has an average age of 11 years and an average time since opening or last renovation of 4 years. Apple Ten’s portfolio has an average age of 7 years and an average time since opening or last renovation of 3 years, another essential complement to Apple Hospitality’s strengths.

Leadership and Organization

Upon completion of the merger, the combined company will retain the Apple Hospitality REIT name and continue to trade under the NYSE ticker symbol APLE.  Apple Hospitality’s management team will continue to serve in their respective roles for the combined company, including Justin Knight as President and Chief Executive Officer, Krissy Gathright as Chief Operating Officer, Bryan Peery as Chief Financial Officer, and Glade Knight as Executive Chairman.

Apple Ten Distributions and Redemptions

In accordance with the merger agreement, Apple Ten has suspended its redemption program effective after the planned April 2016 redemptions. Additionally, Apple Ten plans to continue its monthly distribution at an annual rate of $0.825 per common share until closing of the proposed merger transaction. At the discretion of Apple Ten’s Board of Directors, Apple Ten may make adjustments to its planned distributions, however, under the merger agreement, the distribution rate cannot be increased.

Timing Considerations

The transaction is contingent upon the approval by shareholders of both companies, receipt of certain lender and other third party approvals and satisfaction of other customary closing conditions.  In connection with closing, Apple Ten will terminate its advisory agreements, without any separate payments for termination. A joint proxy statement/prospectus will be filed with the Securities and Exchange Commission providing further details regarding the proposed merger and, following its effectiveness, will be mailed to shareholders of both companies. The transaction is expected to close in the third quarter of 2016.

Conference Call

Apple Hospitality will conduct a conference call for the investment community on Thursday, April 14, 2016 at 8:30 a.m. Eastern Time. The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the investor information section of Apple Hospitality's website at ir.applehospitalityreit.com or Apple Ten’s website at www.applereitten.com.

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A replay of the call will be available from approximately 11:30 a.m. Eastern Time on April 14, 2016, through midnight Eastern Time on April 28, 2016. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13635213. The archive of the webcast will be available on the companies’ websites for a limited time.

Advisors

Wells Fargo Securities/Eastdil Secured and Robert W. Baird & Co. Incorporated are serving as financial advisors and Hogan Lovells US LLP is serving as legal counsel to Apple Hospitality.

Citigroup Global Markets Inc. is serving as financial advisor to the Special Committee of Apple Ten’s Board of Directors and McGuireWoods LLP is serving as legal counsel to Apple Ten and the Special Committee.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality, Apple Ten or the Pro Forma Combined Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of the companies to obtain the required shareholder approvals to consummate the proposed merger; the satisfaction or waiver of other conditions in the merger agreement; the risk that the merger or the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, including any legal proceedings that may be instituted against Apple Hospitality, Apple Ten or others related to the merger agreement; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s or Apple Ten’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality and Apple Ten believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality, Apple Ten or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality or Apple Ten will be achieved.  In addition, Apple Hospitality’s and Apple Ten’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s and Apple Ten’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s and Apple Ten’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Hospitality with the SEC on February 25, 2016, and in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Ten with the SEC on March 4, 2016. Any forward-looking statement speaks only as of the date of this press release.  Neither Apple Hospitality nor Apple Ten undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law.

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Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Apple Hospitality and Apple Ten intend to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a joint proxy statement/prospectus.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF EACH COMPANY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EACH COMPANY AND THE PROPOSED TRANSACTION.  The registration statement, the joint proxy statement/prospectus and other materials (if and when they become available) containing information about the proposed transaction, and any other documents filed by Apple Hospitality or Apple Ten with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed by Apple Hospitality with the SEC on its website at www.applehospitalityreit.com.  Investors and security holders may obtain free copies of the documents filed by Apple Ten with the SEC on its website at www.applereitten.com. Investors and security holders may also obtain free copies of the documents filed by each of Apple Hospitality or Apple Ten by directing a written request to Apple Hospitality or Apple Ten, respectively, at 814 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations or at (804) 727-6321.

Certain Information Regarding Participants

Apple Hospitality and Apple Ten and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of that company in connection with the proposed merger. Information about the executive officers and directors of Apple Hospitality and their ownership of securities in Apple Hospitality is set forth in Apple Hospitality’s definitive proxy statement for the 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2016.  Information about the executive officers and directors of Apple Ten and their ownership of securities in Apple Ten is set forth in Apple Ten’s definitive proxy statement for the 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2016. Investors and security holders may obtain additional information regarding the direct and indirect interests of Apple Hospitality and Apple Ten and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available.   You may obtain free copies of these documents from Apple Hospitality or Apple Ten using the sources indicated above.

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No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Apple Hospitality REIT

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. The Company’s portfolio consists of 179 hotels, with approximately 22,950 guestrooms, diversified across the Hilton® and Marriot® families of brands with locations in urban, high-end suburban and developing markets throughout 32 states. For more information, please visit www.applehospitalityreit.com.

About Apple REIT Ten

Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the ownership of income-producing real estate that generates attractive returns for shareholders. The Apple REIT Ten portfolio consists of 55 hotels with a total of 7,056 guestrooms in 17 states.  For more information, please visit www.applereitten.com.

Contact:
Kelly Clarke, Vice President, Investor Services
804‐727‐6321
kclarke@applereit.com

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